                   PARTIAL OPTION TERMINATION AGREEMENT RE: ALLEN



     THIS AGREEMENT, which is effective as of December 9, 1998, is entered into by and between Diversified Corporate Resources, Inc., a Texas corporation (herein called the "Company"), and A. Clinton Allen (herein called "Optionee").

     WHEREAS, pursuant to the Company's 1998 Nonqualified Stock Option Plan (the "1998 Plan"), the Company has heretofore granted to Optionee the option (the "Existing Options") to purchase 40,000 shares of the common stock, par value $.10 per share (the "Common Stock"), of the Company; and

     WHEREAS, the parties hereto have previously entered into that certain Stock Option Agreement Re: Allen (the "Option Agreement") which is dated and effective as of April 29, 1998; and

     WHEREAS, the Board of Directors of the Company have granted to the Optionee additional options pursuant to the 1998 Non-Employee Directors Option Plan (the "Directors Option Plan"); and

     WHEREAS, the parties hereto have entered into this Agreement for the purpose of terminating certain of the Existing Options.

     NOW THEREFORE, in consideration of the premises, it is agreed as follows:

     1. The parties hereto acknowledge that, as of December 31, 1998, the Optionee's options under the Option Agreement were (a) fully vested (the "Vested Options") as to 17,500 shares of Common Stock, and (b) were not vested (the "Unvested Options") as to 22,500 shares of Common Stock.

     2. Subject to the terms of this Agreement, the Unvested Options (a) are hereby deemed to be terminated and of no further force and effect, and (b) may not hereafter be exercised by the Optionee pursuant to the terms of the Option Agreement or otherwise.

     3. The Option Agreement shall continue in full force and effect with respect to the Vested Options.

     4. This Agreement is subject to and conditioned upon approval of the Directors Option Plan by the shareholders of the Company at the Company's 1999 Annual Meeting of Shareholders.

     5. This Agreement shall be binding upon and inure to the benefit of the Company, and its representatives, successors and assigns, and the Optionee and his or her legal representative (to the extent expressly permitted).

     6. This Agreement may be executed in multiple counterparts with each counterpart constituting an original for all purposes.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on March ____, 1999, but effective as of December 9, 1998.

                                       DIVERSIFIED CORPORATE RESOURCES, INC.

                                       By:
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                                       Name:
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                                       Title:
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                                       OPTIONEE:

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                                       A. Clinton Allen